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                                                                    Exhibit 99.1

                                PNB FINANCIAL GROUP
                  4665 MACARTHUR COURT, NEWPORT BEACH, CA 92660

PROXY                                                                      PROXY


     The undersigned hereby appoints Allen C. Barbieri and Doug L. Heller and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the common stock of PNB Financial Group which the undersigned is entitled to vote, at the Special Meeting of the Shareholders of PNB Financial Group to be held at Pacific National Bank, 4665 MacArthur Court, Newport Beach, California, on Wednesday, December 30, 1998 at 9:00 a.m., Pacific Time and at any adjournment thereof, on the proposals set forth below and any other matter properly brought before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1 and in accordance with the judgment of the proxies named herein upon any other matters that may properly come before said meeting or any adjournments or postponements thereof.

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ADDRESS CHANGE: PLEASE MARK ADDRESS CHANGE ON REVERSE SIDE | (Continued and to
                                                           | be signed on other
                                                           | side)
                                                           |

                             FOLD AND DETACH HERE
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The Board of Directors unanimously recommend that you vote    Please Mark
to approve the matter set forth in Proposal 1.                your vote    / X /
                                                              as indicated

1. Approval and adoption of       APPROVE   DISAPPROVE   ABSTAIN
   the principal terms of the      /  /       /  /        /  /
   merger of PNB Financial
   Group with and into
   Western Bancorp pursuant
   to the Agreement and Plan
   of Merger, dated October 6,
   1998 between Western and
   PNB
                                      Check the appropriate box   WILL  WILL NOT
                                      as to whether you will be   /  /    /  /
                                      attending the special
                                      meeting of shareholders to
                                      be held on December 30,
                                      1998.

                                      All proxies to vote at said
                                      meeting or any adjournment
                                      thereof given by the
                                      undersigned are hereby revoked.
                                      Receipt of Notice of Special
                                      Meeting of Shareholders of PNB
                                      Financial Group and the PNB
                                      Financial Group Proxy Statement
                                      and the Western Bancorp Prospectus
                                      each dated December 1, 1998 as
                                      acknowledged.

                                      Please mark, sign, date and return
                                      this Proxy in the accompanying
                                      prepaid envelope. This Proxy is
                                      solicited on behalf of the Board of
                                      Directors of PNB Financial Group.

Signature(s)                                                 Date:
            -----------------------------------------------       -------------

                                FOLD AND DETACH HERE

                       YOUR VOTE IS IMPORTANT TO THE COMPANY

                        PLEASE SIGN AND RETURN YOUR PROXY BY
                     TEARING OFF THE TOP PORTION OF THIS SHEET
                AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE